Exhibit C

Letter of Transmittal

Regarding Shares in

CAIS Sports, Media and Entertainment Fund

Tendered Pursuant to the Offer to Purchase
May 15, 2026

This Letter of Transmittal Must Be
Received by

CAIS Sports, Media and Entertainment Fund

by June 15, 2026

The Offer Will Expire
at 12:00 Midnight, Eastern time, on
June 15, 2026, Unless the Offer Is Extended.

The Withdrawal Rights Will Expire
at 12:00 Midnight, Eastern time, on
June 15, 2026, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

CAIS Sports, Media and Entertainment Fund at the applicable address listed below

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by June 15, 2026.

Overnight Delivery: CAIS Sports, Media and Entertainment Fund c/o/ Ultimus Fund Solutions, LLC 225 Pictoria Dr. Suite 450 Cincinnati, OH 45246	Regular Mail: CAIS Sports, Media and Entertainment Fund c/o/ Ultimus Fund Solutions, LLC P.O. Box 46707 Cincinnati, OH 45246

For additional information please call (844) 241-8667.

Ladies and Gentlemen:

The undersigned hereby tenders to CAIS Sports, Media and Entertainment Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated May 15, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

As described in Section 7 of the Offer to Purchase, the initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of June 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer to Purchase and less any early repurchase fee relating to such Shares. The Board has discretion to hold back a portion of the amount due to all tendering Shareholders, which shall not exceed 5% of the total amount due to all tendering Shareholders. If there is such a holdback, the second and final payment for the balance due shall be paid no later than 30 calendar days after the completion of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund. Any final payment of cash due will also be made by wire transfer of the funds to the undersigned’s account as provided herein.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a financial intermediary, please contact your financial advisor for assistance in completing the transaction documents.

LETTER OF TRANSMITTAL

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

SSN/TIN:

Telephone Number:

Account Number:

PART 2.	AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

☐	All of the undersigned’s Shares.

☐	That amount of the undersigned’s Shares having the following dollar value:

Class D Shares $_____________________

Class I Shares $_____________________

Class S Shares $_____________________

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that a Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board of Trustees of the Fund, in its sole discretion. If such requirement is not waived by the Board of Trustees, the Fund may redeem all of the Shareholder’s Shares. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender of Shares for purchase by the Fund.

☐	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PART 3.	WIRE INSTRUCTIONS (IRA or retirement account proceeds will be sent to the Custodian)

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

*	For anti-money laundering and account security purposes, the name on the bank account must match the CAIS Sports, Media and Entertainment Fund account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4.	SIGNATURE(S):

Shareholder Signature

Name of Shareholder:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)
(If two signatures are required, both must sign)
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)

Custodian Signature (for custodial IRA and retirement plan accounts only)

Name of Custodian:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory)

Medallion Signature Guarantee

Overnight Delivery: CAIS Sports, Media and Entertainment Fund c/o/ Ultimus Fund Solutions, LLC 225 Pictoria Dr. Suite 450 Cincinnati, OH 45246	Regular Mail: CAIS Sports, Media and Entertainment Fund c/o/ Ultimus Fund Solutions, LLC P.O. Box 46707 Cincinnati, OH 45246

For additional information please call (844) 241-8667

Please note: IRA and retirement account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated in the Offer to Purchase Shares.